Exhibit 99.1

QVC, Inc. Announces Private Exchange Offers for Any and All Outstanding 2027 Notes and 2028 Notes

WEST CHESTER, Pa. (September 11, 2024) — QVC, Inc. (“QVC”) announced today that it has commenced an offer to exchange (the “Exchange Offers”) any and all of the outstanding notes listed in the table below (collectively, the “Old Notes”) for QVC’s newly-issued 6.875% Senior Secured Notes due April 2029 (the “New Notes”) and, as applicable, cash, on the terms and subject to the conditions set forth in the Offering Memorandum, on the date hereof (the “Offering Memorandum” and, together with the eligibility letter and the notice of guaranteed delivery, the “Exchange Offer Documents”). The Exchange Offers are intended to improve QVC’s credit profile by reducing debt balances and extending QVC’s maturity profile, both supporting a potential future extension of QVC and its affiliates’ existing senior secured credit facility.

In connection with the Exchange Offers, Liberty Interactive LLC, a wholly-owned subsidiary of Qurate Retail, Inc., which is the indirect parent of QVC, through its subsidiaries, is expected to contribute to QVC an amount in cash equal to the cash portion of the consideration offered to the holders of the Old Notes, minus $75 million which will be paid by QVC, immediately prior to the Settlement Date (as defined below).

Title of Series of Old Notes to be Tendered	Principal Amount Outstanding (mm)	CUSIP*	Title of Series of New Notes to be Issued	Total Exchange Consideration (per $1,000 principal amount of Old Notes)
4.750% Senior Secured Notes due 2027 (the “2027 Notes”)	$575	747262 AY9	6.875% Senior Secured Notes due April 2029	$350 principal amount of New Notes and $650 in cash

4.375% Senior Secured Notes due 2028 (the “2028 Notes”)	$500	747262 AZ6	6.875% Senior Secured Notes due April 2029	$1,000 principal amount of New Notes

*	No representation is made as to the correctness or accuracy of the CUSIP number either as printed on the Old Notes or as contained in this press release, and reliance may be placed only on the other identification printed on the Old Notes. The CUSIP number is included herein solely for the convenience of the registered owners of the Old Notes.

The New Notes will mature on April 15, 2029 and accrue interest at a rate of 6.875% per annum starting on the Settlement Date. The New Notes’ restrictive covenants will be identical to the restrictive covenants in the 2028 Notes and the New Notes will rank pari passu in right of payment with all existing QVC notes. No consents are being solicited as part of the Exchange Offers.

The Exchange Offers will expire at 5:00 p.m., New York City time, on September 20, 2024 (as such time and date may be extended, the “Expiration Date”). Tendered Old Notes may be withdrawn at any time before the Expiration Date. The “Settlement Date” will promptly follow the Expiration Date and is expected to be September 25, 2024.

Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, Eligible Holders (as defined below) who (i) validly tender and who do not validly withdraw Old Notes at or prior to the Expiration Date or (ii) deliver a properly completed and duly executed notice of guaranteed delivery and all other required documents at or prior to the Expiration Date and tender their Old Notes pursuant to the Exchange Offers at or prior to 5:00 p.m., New York City time, on the second business day after the applicable Expiration Date pursuant to guaranteed delivery procedures, expected to be September 24, 2024, will receive consideration in the Exchange Offers equal to the applicable Total Exchange Consideration listed in the table above, plus accrued and unpaid interest in cash from the last applicable interest payment date, to but excluding, the Settlement Date, subject in each case to the delivery of the certification to participate in the Exchange Offers, to tendering the applicable minimum denominations, and to Old Notes being accepted for exchange by QVC.

The Exchange Offers are being made solely by the Exchange Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law. The complete terms and conditions of the Exchange Offers will be set forth in the Exchange Offer Documents, each of which will be distributed to Eligible Holders in connection with the proposed Exchange Offers. Each Exchange Offer is subject to certain conditions, including that a minimum amount of $300 million aggregate principal amount of New Notes are issued in the Exchange Offers; however, QVC reserves the right, in its sole discretion, to waive this minimum condition. QVC may amend, extend or terminate each Exchange Offer in its sole discretion.

The Exchange Offers are being made only to holders of Old Notes that have certified, by submitting an instruction to the clearing system, that they are either (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended or (ii) are located outside the United States and are not “U.S. persons” as defined in Rule 902 under the Securities Act (such holders, “Eligible Holders”). Non-U.S. persons may also be subject to additional eligibility criteria. Only Eligible Holders are authorized to participate in the Exchange Offers.

Holders of Old Notes are advised to check with any bank, securities broker or other intermediary through which they hold Old Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that beneficial owner to be able to participate in, or withdraw their instruction to participate in, an Exchange Offer, before the deadlines specified in the Exchange Offer Documents. The deadlines set by any such intermediary and The Depository Trust Company for the submission of tender instructions will be earlier than the relevant deadlines specified in the Exchange Offer Documents.

Holders of Old Notes that are not Eligible Holders may reach out to the information agent identified below for alternatives available to them.

The Exchange Offers are being made pursuant to the Exchange Offer Documents, copies of which may be requested from the information agent, D.F. King & Co., Inc., at (800) 628-8510 (Toll-Free) or (212) 269-5550, by email at QVC@dfking.com, or via the following web address: www.dfking.com/QVC.

This press release is for informational purposes only and does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Old Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security, nor does it constitute a solicitation for an offer to purchase any security, including the Old Notes or the New Notes.

The New Notes have not been, and will not be, registered under the Securities Act or any state securities laws and, unless so registered, may not be re-offered or re-sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the Exchange Offers and their expected completion. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability to satisfy the conditions to the Exchange Offers. These forward-looking statements speak only as of the date of this press release, and QVC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC, including the most recent Forms 10-K and 10-Q, for additional information about QVC and about the risks and uncertainties related to the business of QVC which may affect the statements made in this press release.

Contacts:

Shane Kleinstein

720-875-5432

QVC Media Relations

484-701-1647

Source: QVC, Inc.

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